As filed with the Securities and Exchange Commission on July 1, 2013
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MOBILE LADS CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                              7385                       42-1774611
(State or Other Jurisdiction of     (Primary Standard Industrial         (IRS Employer
Incorporation or Organization)          Classification Number)       Identification Number)

                      83 Ducie Street, Manchester, M1 2JQ,
                                 United Kingdom
                             Phone: + 1 786 404 1183
                         e-mail:mobileladscorp@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  8040 Excelsior Dr. Suite 200 Medicon WI 53717
                               Tel: 1-800-981-7183
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                 Thomas E. Puzzo
                      Law Offices of Thomas E. Puzzo, PLLC
                                3823 44th Ave. NE
                            Seattle, Washington 98105
                           Direct Tel: (206) 522-2256
                              Cell: (206) 412-6868
                               Fax: (206) 260-0111
                             E-mail: tpuzzo@msn.com


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock               3,000,000                $ 0.03                 $90,000               $12.27
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                MOBILE LADS CORP.

                        3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Mobile Lads Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Iouri Baltchougov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.03 per share for a period of 240 days from the effective date of this prospectus.

                    Offering Price                          Proceeds to Company
                       Per Share          Commissions         Before Expenses
                       ---------          -----------         ---------------
Common Stock            $ 0.03          Not Applicable            $90,000
Total                   $ 0.03          Not Applicable            $90,000

Mobile Lads Corp. is a development stage company and has limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Mobile Lads Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Mobile Lads Corp. has no plans to engage in a merger or acquisition with another entity.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 13 BEFORE BUYING ANY SHARES OF MOBILE LADS CORP.'S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     SUBJECT TO COMPLETION, DATED _________

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                           3
RISK FACTORS                                                                 5
FORWARD-LOOKING STATEMENTS                                                  13
USE OF PROCEEDS                                                             14
DETERMINATION OF OFFERING PRICE                                             14
DILUTION                                                                    14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                  17
DESCRIPTION OF BUSINESS                                                     28
LEGAL PROCEEDINGS                                                           35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                 35
EXECUTIVE COMPENSATION                                                      36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              38
PLAN OF DISTRIBUTION                                                        38
DESCRIPTION OF SECURITIES                                                   40
    INDEMNIFICATION                                                         41
INTERESTS OF NAMED EXPERTS AND COUNSEL                                      42
EXPERTS                                                                     42
AVAILABLE INFORMATION                                                       43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       43
INDEX TO THE FINANCIAL STATEMENTS                                           44

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MOBILE LADS CORP." REFERS TO MOBILE LADS CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                MOBILE LADS CORP.

We are a development stage company and our business is advertising of products and services using SMS technology. Mobile Lads Corp. was incorporated in Nevada on March 26, 2013. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 83 Ducie Street, Manchester, M1 2JQ, UK.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (March 26, 2011) through April 30, 2013, net loss of $7,400. Our independent registered public accounting firm has issued an audit opinion for Mobile Lads Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and executed Contract with "Twilio Inc". "Twilio Inc" - builds and provides services such as:
MOBILE-FRIENDLY WEBSITES, SMS TEXT MESSAGE MARKETING, QR (QUICK RESPONSE) CODES AND MOBILE APPS.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

THE OFFERING

The Issuer:                   MOBILE LADS CORP.

Securities Being Offered:     3,000,000 shares of common stock.

Price Per Share:              $0.03

Duration of the Offering:     The shares will be offered for a period of 240
                              days from the effective date of this prospectus.

Gross Proceeds                $90,000

Securities Issued and
Outstanding:                  There are 3,500,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held by our sole officer and director, Iouri
                              Baltchougov.

Registration Costs            We estimate our total offering registration costs
                              to be approximately $8,000.

Risk Factors                  See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 26, 2013(Inception) to April 30, 2013.

FINANCIAL SUMMARY

                                                              April 30, 2013 ($)
                                                              ------------------
Cash and Deposits                                                   6,900
Total Assets                                                        6,900
Total Liabilities                                                  10,800
Total Stockholder's Deficit                                        (3,100)

STATEMENT OF OPERATIONS

                                                               Accumulated From
                                                                March 26, 2013
                                                                (Inception) to
                                                              April 30, 2013 ($)
                                                              ------------------
Total Expenses                                                      7,400
Net Loss for the Period                                            (7,400)
Net Loss per Share                                                  (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the advertising of products and services using SMS technology. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of April 30, 2013, we had cash in the amount of $6,900 and liabilities of $10,800. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

MANY OF THE EXISTING COPMANIES THAT ENGAGE IN THE MOBILE ADVERTISING BUSINESS HAVE A GREATER, MORE ESTABLIHED DATABASE THAN US

There are few barriers of entry in the mobile advertising business and level of competition is extremely high. There are many domestic companies offering the same services. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 26, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to launching SMS advertising, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $7,400 for the period from our inception on March 26, 2013 to April 30, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the SMS services business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Thomas J Harris CPA our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Mobile Lads Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Iouri Baltchougov, our officer and director, who has verbally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Baltchougov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute similar products in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 53.85% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Baltchougov, our sole officer and director, will own 53.85 % of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Baltchougov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Iouri Baltchougov, our President, currently devotes approximately twelve hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Baltchougov to our company could negatively impact our business development.

IF IOURI BALTCHOUGOV, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Iouri Baltchougov, for the future success of our business. The loss of the services of Mr. Baltchougov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE COMPANY'S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT SOLE OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and Director are non-U.S. resident and our headquarters and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. BALTCHOUGOV DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Baltchougov does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mobile Lads Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Iouri Baltchougov, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Iouri Baltchougov, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $90,000 as anticipated.

Gross Proceeds                         $30,000          $60,000          $90,000
Legal and professional fees            $10,000          $10,000          $10,000
Developing website/hosting             $   800          $ 4,000          $ 4,000
Contracts with providers               $ 1,200          $ 3,000          $ 3,000
Hire salesperson                       $    --          $    --          $ 5,000
Advertising                            $17,000          $40,000          $65,000
Office                                 $ 1,000          $ 3,000          $ 3,000

The above figures represent only estimated costs. If necessary, Iouri Baltchougov, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Baltchougov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Baltchougov. Mr. Baltchougov will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                        DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company's officer for common equity since the Company's inception on March 26, 2013. Iouri Baltchougov, the

Company's president and director, paid $.001 per share for the 3,500,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $78,123 or approximately $0.012 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.018 dilution per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 46.15% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own 53.85% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share, therefore, dilution per share will be $ 0.018.

IF TWO-THIRD OF THE SHARES ARE SOLD

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $48,123 or approximately $0.0087 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0087 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.0213dilution per share.

After completion of this offering investors in the offering will own approximately 36.36% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholders will own approximately 63.64% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

IF ONE-THIRD OF THE SHARES ARE SOLD

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $18,123 or approximately $0.004 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.026 dilution per share.

After completion of this offering investors in the offering will own approximately 22.22% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own approximately 77.88% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   90,000
Net tangible book value per share after offering                     $    0.012
Increase to present stockholders in net tangible book value
per share after offering                                             $    0.012
Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of the
maximum number of shares                                              6,500,000
Percentage of ownership after offering                                    53.85%

EXISTING STOCKHOLDERS IF TWO-THIRD OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   60,000
Net tangible book value per share after offering                     $   0.0087
Increase to present stockholders in net tangible book value
per share after offering                                             $   0.0087
Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of
two-third of the shares                                               5,500,000
Percentage of ownership after offering                                    63.64%

EXISTING STOCKHOLDERS IF ONE-THIRD OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   30,000
Net tangible book value per share after offering                     $    0.004
Increase to present stockholders in net tangible book value
per share after offering                                             $    0.004

Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of one-third
of the shares                                                         4,500,000
Percentage of ownership after offering                                    77.88%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL 100% SHARES SOLD
Price per share                                                      $     0.03
Dilution per share                                                   $    0.018
Capital contributions                                                $   90,000
Number of shares after offering held by public investors              3,000,000
Percentage of capital contributions by existing shareholders               3.74%
Percentage of capital contributions by new investors                      96.24%
Percentage of ownership after offering                                    46.15%

PURCHASERS OF SHARES IN THIS OFFERING IF TWO-THIRD OF THE
SHARES ARE SOLD:
Price per share                                                      $     0.03
Dilution per share                                                   $   0.0213
Capital contributions                                                $   60,000
Percentage of capital contributions by existing shareholders               5.51%
Percentage of capital contributions by new investors                      94.49%
Number of shares after offering held by public investors              2,000,000
Percentage of ownership after offering                                    36.36%

PURCHASERS OF SHARES IN THIS OFFERING IF ONE-THIRD OF THE
SHARES ARE SOLD:
Price per share                                                      $     0.03
Dilution per share                                                   $    0.026
Capital contributions                                                $   30,000
Percentage of capital contributions by existing shareholders               8.96%
Percentage of capital contributions by new investors                      91.04%
Number of shares after offering held by public investors              1,000,000
Percentage of ownership after offering                                    22.22%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $6,900 as of April 30, 2013. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Iouri Baltchougov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Baltchougov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 83 Ducie Street, Manchester, M1 2JQ, United Kingdom.

If we do not receive any proceeds from the offering the minimum amount of $30,000 we require to operate for the next 12 months may be loaned to us by Mr. Baltchougov, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

12 MONTH PLAN OF OPERATION

Our sales and marketing strategy is to move as quickly as possible into the UK market with our services and sign as many local clients as possible. The clients that we think will be most suitable for our services are: movie theaters, restaurants, expo shows, galleries, bars and pubs, sport games, spas and more. Our system would be web based, allowing 24/7 access for our clients and offer great automation capabilities, as some clients would manage their campaigns themselves.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge.

Our sources of cash will be mainly the proceeds from this offering, and loans from our director. We expect to start generating revenue by selling our services by 8th month of our Plan of Operations, after we complete our management system. But there is no guarantee that we will receive loans from your directors or raise funds in this offering.

We will not be conducting any product research or development. We plan to implement our business plan as soon as funds from this offering become available. Our 12 month plan of operations is as follows:

IF $30,000 RAISED

SET UP OFFICE

TIME FRAME - 1ST - 2ND MONTH.

ESTIMATED COST: $1,000

Our president and director, Iouri Baltchougov will take care of our initial administrative duties. Office will be established with basic office equipment, computer (laptop/s) $500, office table and chairs $500.

Total: $1,000

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

TIME FRAME - 3RD - 5TH MONTH

ESTIMATED COST: $800

Website - cost of web site developing $750. Twelve month hosting with registration of our domain costs $50

Total cost: $800

SIGNING A CONTRACT WITH PROVIDERS.

TIME FRAME - 6TH - 12TH MONTH

COST: $200/ MONTH  $1,200/ 6 MONTHS

COST: $ 1,200

PROMOTING OUR SERVICES

TIME FRAME- 6TH -12TH MONTH

We will engage in the following promotional activities:

Stand        Media                            Frequency            Total
-----        -----                            ---------            -----

Print        Mass media, newspapers      2 times per week,        $9,000
             advertising (1)             $375 a week

Print        Mass media, magazine        4 times per month,       $6,000
             advertising (1)             $1,000 per month

Print        Promotional Flyers          $1,000 per month         $2,000
                                         $400 per month

Referrals    Word of Mouth               Constant                 Free

If we raise minimum amount of funds ($30,000) we will advertise in 1 newspaper and 1 magazine and would send 1000 direct mail flyers per month.

Total cost: $17,000

Total cost of all operations: $20,000

To implement our plan of operations ($20,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $30,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $60,000 RAISED

SET UP OFFICE

TIME FRAME - 1ST-2ND MONTH.

ESTIMATED COST: $3,000

Our president and director, Iouri Baltchougov will take care of our initial administrative duties. Office will be established with basic office equipment, computer (laptop/s) $2,000, office table and chairs $1,000.

Total: $3,000

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

TIME FRAME - 3RD - 5TH MONTH

ESTIMATED COST: $4,000

Website - cost of web site developing $3800 (Java script, better design. Twelve month hosting with registration of our domain costs $200

Total cost: $4,000

SIGNING A CONTRACT WITH PROVIDERS.

TIME FRAME - 6TH - 12TH MONTH

COST: $500/ MONTH, RECURRING FEE. $3,000/ 6 MONTHS

COST: $ 3,000

PROMOTING OUR SERVICES

TIME FRAME - 6TH - 12TH MONTH

WE WILL ENGAGE IN THE FOLLOWING PROMOTIONAL ACTIVITIES:

Stand        Media                            Frequency            Total
-----        -----                            ---------            -----

Print        Mass media, newspapers      2 times per week,        $13,000
             advertising                 $540 a week

Print        Mass media, magazine        4 times per month,       $ 7,500
             advertising                 $1,250 per month

Print        Promotional Flyers          $3,000 per month,        $ 7,500
                                         $1,250 per month

Sales Staff  Telephone                   On a contract            $12,000
                                         $2,000 a month

Referrals    Word of Mouth               Constant                 Free

If we raise minimum amount of funds ($50,000) we will advertise in 1 newspaper and 1 magazine with bigger ad space, would send 3000 direct mail flyers per month and hire a telecommunication, or sales professional on part time basis to promote our business.

Total cost: $40,000

TOTAL COST OF ALL OPERATIONS: $50,000

To implement our plan of operations ($50,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $60,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $90,000 RAISED

SET UP OFFICE

TIME FRAME - 1ST - 2ND MONTH.

ESTIMATED COST: $3,000

Our president and director, Iouri Baltchougov will take care of our initial administrative duties. Office will be established with basic office equipment, computer (laptop/s) $2,000, office table and chairs $1,000.

Total: $3,000

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

TIME FRAME - 4TH - 6TH MONTH

ESTIMATED COST: $4,000

Website - cost of web site developing $3,800 (Java script, better design. Twelve month hosting with registration of our domain costs $200

Total cost: $4,000

SIGNING A CONTRACT WITH PROVIDERS, WHOSE SERVICES WE WOULD RESELL.

TIME FRAME - 6TH - 12TH MONTH

COST: $500 A MONTH.

COST: $ 3,000

PROMOTING OUR SERVICES

TIME FRAME- 6TH -12TH MONTH

WE WILL ENGAGE IN THE FOLLOWING PROMOTIONAL ACTIVITIES:

Stand        Media                            Frequency            Total
-----        -----                            ---------            -----

Print        Mass media, newspapers      2 times per week,        $13,000
                                         $540 a week

Print        Mass media, magazine        4 times per month,       $ 9,000
             advertising (1)             $1,500 per month

Print        Promotional Flyers          $4,000 per month,        $ 9,000
                                         $1,500 per month

Events       Trade shows                 2 per year,              $10,000
                                         $5,000 per show

Sales Staff  Telephone                   On a contract            $24,000
                                         $4,000 a month

Referrals    Word of Mouth               Constant                 Free

Cost: $65,000

HIRING PERSONAL

COST: $5,000

We intend to hire salesperson/s with experience only if we raise maximum amount on money. The salesperson's job would be to find new potential customers, and to execute agreements with them to buy our services. Estimated cost is approximately $5,000.

If we will not raise maximum amount of money then, Iouri Baltchougov, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our services, Mr. Baltchougov has agreed to commit more time as required. Because Iouri Baltchougov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If we raise maximum amount of funds ($80,000) we will advertise in 1 newspaper and 1 magazine with bigger ad space, would send 4,000 direct mail flyers per month and hire a telecommunication, or sales professional on full time basis to promote our business.

TOTAL COST OF ALL OPERATIONS: $80,000

To implement our plan of operations ($80,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $90,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional marketing and promotional efforts.

We plan to implement our business plan as soon as funds from this offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 33%, 66%, and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

In summary, we expect to be in full operation and selling our service within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. Until customers start to purchase our services, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company. If we are profitable our plan is to keep expanding to other major cities in UK.

The cost of one day stock will be provided by the president as a loan at the moment when we know the number of locations we have. There is no need to invest in high volume of stock due to availability of such services in UK.

We are planning to start operations in the business of selling our mobile advertising services in Manchester, UK. We plan to spread our operation throughout UK major cities. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. The business steps are as follows:

     a)   Establish an office,

     b)   Build a website,

     c)   Sign a contract with providers, whose services we intend to resell,

     d)   Advertise.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge. Iouri Baltchougov, our president will be devoting approximately 30% of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our services, Mr. Baltchougov has agreed to commit more time if required. Because Iouri Baltchougov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

We believe we can satisfy our cash requirements during the next 12 months. If the need for cash arises before we complete our public offering, we may be able to borrow funds from our directors although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Legal and Professional fees                               $10,000
Establishing an office                                      1,000
Website development and testing                               800
Marketing and advertising                                  17,000
Contracts with providers                                    1,200
                                                          -------
      Total                                               $30,000
                                                          =======

In summary, during 1st-6th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering.

OFF-BALANCE HEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON MARCH 26, 2013 TO APRIL 30, 2013

During the period we incorporated the company, prepared a business plan and executed Contract with "Twilio Inc" company that builds and provides services such as: MOBILE-FRIENDLY WEBSITES, SMS TEXT MESSAGE MARKETING, QR (QUICK RESPONSE) CODES AND MOBILE APPS. Our loss since inception is $7,400. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2013, the Company had $6,900 cash and our liabilities were $10,800 and we owe $3,700 to our president Iouri Baltchougov. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Iouri Baltchougov, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Baltchougov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

The way we interact and share information is changing rapidly, with mobile technology leading the way. So, the way we market must also change rapidly with more tools for reaching a mobile audience. It's no secret traditional advertising has been undergoing a shift from offline and mobile advertising is quickly becoming one of the most effective way to reach target audiences anytime and anywhere.

The rise of mobile marketing means savvy marketers need to be more effective than ever at integrating their marketing tools. Research put out by U.K. telecoms regulator OFCOM (http://stakeholders.ofcom.org.uk/market-data-research/ market-data/communications-market-reports/cmr12/uk/) suggests the U.K. leads international markets for mobile device adoption and usage, with mobile social networking a key driver of device sales and use. The U.K. has one of the highest penetrations of smartphones of all the researched markets, according to ofcom.org.uk -- with 58 percent of the population owning a smartphone in 2012, but SMS can reach both smart and standard mobile phones. The average UK consumer

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
now sends 50 texts per week - which has more doubled in four years - with over 150 billion text messages sent in 2011. This makes it one of the most effective mobile marketing tools available today. Additionally, SMS marketing allows companies to reach all consumers at a very low cost.

PRODUCT

Mobile marketing encompasses many different types of marketing techniques and strategies that help businesses increase profits and ROI (Return on Investment). The most popular forms of mobile marketing today are: mobile-friendly websites, SMS Text Message Marketing, QR (Quick Response) Codes and Mobile apps.

Mobile-friendly websites: A mobile optimized website is a website that is designed specifically for smartphones, not a desktop computer. This is important because the small screen is much different than a 17" screen. Mobile screen real estate is smaller and must be used much more strategically.

A mobile optimized website doesn't require that someone scroll left/right. It doesn't require that someone pinch and zoom to read text, either. On a mobile site, the navigation is built for efficiency, the images are optimized for quick loading and the content is minimized to be most effective. Additional, mobile-only functionality includes tap-to-call, tap-to-email and tap for Google Maps functionality.

     * SMS text message marketing: Sending marketing offer through cell phones SMS (Short Message Service) that enable targeted marketing in the last minute. The MobileLads system relies on SMS technology and no real application is needed in the mobile device. Only basic SMS support is required which is present in somewhat every mobile phone. From the users point of view the advertisement procedure starts when the user receives a MobileLads SMS ad with the advertised product, information and product identification code. The user then simply presents the product identification code at the register at the point of sale to receive mentioned discount or special offer.

     * QR (Quick Response) codes: A QR code (quick response code) is a type of 2D bar code that is used to provide easy access to information through a smartphone application that designed to read that bar codes, which works in conjunction with the phone's camera. The reader interprets the code, which typically contains a call to action such as an invitation to download a mobile application, a link to view a video or an SMS message inviting the viewer to respond to a poll. The phone's owner can choose to act upon the call to action or click cancel and ignore the invitation.

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
TARGET MARKET

One of the biggest strengths of MobileLads products are that they will be utilized by any gender, age, nationality or education level. Our products can be used in different sorts of businesses: advertising, retail, entertainment and due to their low cost can be enjoyed by anyone who wants their business to grow.

MobileLads will focus on larger businesses with big capacity such as movie theatres, spa hotels, amusement parks, concerts, sports events and medium size businesses like restaurants, medical offices, and service companies, like cleaners, roofers, plumbers, etc.

INDUSTRY ANALYSIS

     * Smartphone penetration in UK is currently at 51% of the population (report, http://ssl.gstatic.com/think/docs/our-mobile-planet-united-kingdom_research-studies.pdf, May 2012) and these smartphone owners are becoming increasingly reliant on their devices. 59% access the Internet every day on their smartphone and most never leave home without it.

Implication: Businesses that make mobile a central part of their strategy will benefit from the opportunity to engage the new constantly connected consumer.

     * Mobile search, video, app usage, and social networking are prolific. Smartphone users are multi-tasking their media with 80% using their phone while doing other things such as watching TV (55%). (Our Mobile Planet UK report, http://ssl.gstatic.com/think/docs/our-mobile-planet-united-kingdom_research-studies.pdf, May 2012)


Implication: Extending advertising strategies to include mobile and developing integrated cross-media campaigns can more effectively reach today's consumers.

     * Appearing on smartphones is critical for local businesses. 85% of smartphone users look for local information on their phone and 81% take action as a result, such as making a purchase or contacting the business. (Our Mobile Planet UK report, http://ssl.gstatic.com/think/ docs/our-mobile-planet-united-kingdom_research-studies.pdf, May 2012)

Implication: Ensuring that clickable phone numbers appear in local results and leveraging location based services on mobile make it easy for consumers to connect directly with businesses.

     * Smartphones have changed the way consumers shop. Smartphones are critical shopping tools with 95% having researched a product or service on their device. Smartphone research influences buyer decisions and purchases across channels. 31% of smartphone users have made a purchase on their phone. (Our Mobile Planet UK report, http://ssl.gstatic.com/think/docs/our-mobile-planet-united-kingdom_ research-studies.pdf, May 2012)

Implication: Having a mobile optimized site is critical and a cross-channel strategy is needed to engage consumers across the multiple paths to purchase.

     * Smartphones help advertisers connect with consumers. Mobile ads are noticed by 84% of smartphone users. Smartphones are also a critical component of traditional advertising as 56% have performed a search on their smartphone after seeing an offline ad

Implication: Making mobile ads a part of an integrated marketing strategy can drive greater consumer engagement. Study by Prosper Mobile Insights (http://www.prospermobile.com/mobileuser-august11.pdf) on smartphone usage, they found:

     *    27.6% text more often than call;

     *    44% say smartphones make communications more impersonal;

     *    46.8% use smartphones to receive text messages with offers;

     *    42.2% use their smartphones as a coupon;

     *    31% want to receive text message coupons on their smartphones;

     *    67% find location based coupons on smartphones useful.

SERVICES AND TECHNICAL IMPLEMENTATION

The MobileLads solution is built upon the effective use of standard technologies such as SMS and a website accessed through the fixed Internet. By using widely spread standards and not the latest technology the broadest market (i.e. end users who are willing to receive discounted offers) can be reached efficiently, as SMS could be delivered even to users equipped with somewhat older mobile devices, even for low-income segments (i.e. students and youth).

SYSTEM AND SERVICE PROPOSITION OF MOBILELADS CONSISTS OF THE FOLLOWING TWO SUBSYSTEMS

1. Registration points at Vendor's website or point of sale.

On the registration point, the end-user will register in order to receive discounted offers, whereas on the MobileLads advertising system website partnering companies can manage advertising campaigns. MobileLads will serve as an intermediate and facilitator between the end-users (e.g. students who wish to go to the movies cheaply) and the partnering company (e.g. a movie theatre).

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
Consequently, the whole process involves three parties: the end-user, MobileLads and the partnering company. The whole interaction process starts when an end-user is driven to the MobileLads website in order to register to the service. End-users are attracted to the registration points by advertisements and links on the partnering companies' own corporate websites or general MobileLads marketing campaigns.

2. MobileLads web based advertising management system.

This system is used at the actual point of sales of the partnering company for example at the ticket office of a cinema. The system enables the manager to make fast discounting decisions conveniently when needed. The partnering companies will have administrative access to a tailored interface on the MobileLads website.

SERVICE IMPLEMENTATION

1) SMS Marketing Campaign for a cinema. The manager of a movie theatre notices after lunch that a Tuesday afternoon is especially quiet with hundreds of empty seats in every movie show. The manager takes immediate actions and connects to the MobileLads advertising system. There he can easily generate SMS advertisements and send them to previously registered end-users. The manager inputs the name of the movie and the start time of the show. He also enters the amount of SMS messages to be sent. The amount of receivers entered determines the price of the MobileLads service. Noteworthy is that people generally go to the movies in pairs or bigger groups. This means that a SMS sent to one person might create two or more new visitors to the movie theatre. Compared to a more traditional way of handling excess capacity (lowering ticket prices during the weekdays) MobileLads is more efficient because it takes advantage of the impulsive shopping nature of customers and allows last-minute discounting. A message can also be used during weekends to attract customers to a movie that has been shown for a longer period. People even might go and see a movie for a second time if the price is right. The manager also enters the maximum amount of tickets to be sold. If there are for example 345 empty seats for a show, the manager decides to reserve 50 seats to the MobileLads system.

2) SMS Marketing Campaign for a Medical, Dental, or any office that serves customers on appointment based model. Appointment cancellation is a common problem for such organization. Receptionist has to call each client on the list that expressed a willingness to come on a short notice. It is very time consuming process, that often unsuccessful, as receptionist either doesn't have enough time to make 10 calls, or not many clients answered their phone due to driving or other activities. Where SMS marketing platform allows contacting those same customers via SMS, which takes only minutes to implement, and have much greater respond rate. Filling those spots would allow business to prevent losses and bring profitability up.

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
3) SMS Marketing Campaign for a bar, pub or a restaurant. It is known, that such businesses have slow time during weekdays, or certain time of the day. SMS Marketing Campaign allows creating special offers and getting them delivered to potential customers in minutes that would bring customers into the door and allow business to sell them its services on demand. And again, people generally go out in pairs or bigger groups. This means that a SMS sent to one person might create two or more new visitors to the bar, pub or a restaurant. Compared to a more traditional way of advertising, MobileLads is more efficient because it takes advantage of the impulsive shopping nature of customers and allows last-minute discounting.

The web based advertising system must be tailor-made for each company participating. For instance, a spa hotel wanting to advertise during slow seasons does not need to enter information about maximum amount of tickets sold as in the movie theatre scenario. The messages will function as ordinary advertisements for companies similar to the mentioned spa hotel with no real limited number of sold tickets. In these cases, the validation code is sent directly with the original SMS message and no confirmation from the customer's side is needed. At the spa hotel or similar the customer only needs to show the received message in order to get the discounted price. The customers are allowed to share and forward the SMS to their friends, generating a snowball effect.

REVENUE

MobileLads believes that it will generate revenue when making business partnerships with companies wishing to take advantage of the innovative mobile marketing platform provided by MobileLads. The first source of income occurs when a company signs with MobileLads. The initial fee is around $295.00 depending on the size of the signing business. This fee is to cover the development expenses facing MobileLads when making the tailored web advertisement system to the partnering company. The second fee is associated with the amount of SMS to be sent in each product marketing campaign, or for each individual marketing campaign. Each sent SMS will cost the partnering company $0.10. Our cost of each message is $0.01 (http://www.twilio.com/sms/ pricing) For example in the cinema example when the manager decides to send 300 SMS messages the associated costs will be $30.00, and only $3.00 to us, giving us 90% of revenue, without taking into consideration monthly recurring fee for marketing campaign management and access to our web based management system, which would be set at $295.00 - $795.00, depending on monthly volume. MobileLads will be able to create additional revenue by creating Mobile friendly Web Sites and implementing QR Codes into marketing campaign. Those additional services provide even better revenue producing opportunity for us, as each mobile friendly website would be offered to our clients for $395.00 - $595.00, depending of the futures and functions of those websites, and packages, including QR Codes creation or not. Those websites cost us only $10.00 to create, and QR Code creation option is free for us.

USER GROUPS AND POTENTIAL MARKETS

As stated before, mobile marketing is attractive especially for companies offering products and services to mass markets. The demand for such products can fluctuate depending on current season, day of week, weather and other incontrollable variables. This suggests that these companies would be in a need for an effective way of distributing marketing campaigns in the last minute for example one or two hours before an event starts. Launching campaigns in traditional marketing media such as television, radio and newspaper require serious planning weeks or even months in advance. This makes them obsolete for marketing in the last minute.

The primary target groups for the MobileLads product is movie theatres, amusement parks, restaurants, bars and nightclubs and spa hotels. These are typically facing strong economies of scale (modest variable costs and high fixed costs) meaning that an extra customer does not significantly increase their expenses but can create significant added revenue. A visitor to a movie theatre or a spa is also likely to use other services offered there (buy popcorn, soft drinks, candy or visit the spa restaurant after the stay). These additional services have traditionally high margins. According to statistics found on easycinemas.com, (http://business.inquirer.net/money/topstories/view/20090715-
215590/sm-set-to-launch-more-imax-theaters) the average seat occupancy rate in movie theatres in 2009 was between 14 and 16 percent. This suggests that the demand for means for selling excess capacity is real.

This mobile marketing concept can easily be adapted to businesses globally wherever the mobile penetration rate is high and the mobile device usage has reached even the low-income segments (i.e. students and youth). Furthermore, the target groups described can be found in just about any industrialized country. Given the mentioned characteristics MobileLads is planning to start the service in UK. After a successful launch in UK the model can be expanded within Europe.

COMPETITION

There are few barriers of entry in the mobile advertising business and level of competition is extremely high. There are many domestic companies offering the same services. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

INSURANCE

We do not need any insurance as we do not offer or sell any physical products.

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
OFFICES

Our business office is located at 83 Ducie Street, Manchester, M1 2JQ, UK. This is the office provided by our President and Director, Iouri Baltchougov. Our phone number is + 1 786 404 1183. We do not pay any rent to Mr. Baltchougov and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
   Officer and/or Director              Age               Position
   -----------------------              ---               --------

Iouri Baltchougov                       40    President, Treasurer, Secretary
83 Ducie Street, Manchester, M1 2JQ,          and Director (Principal Executive,
United Kingdom                                Financial and Accounting Officer)

IOURI BALTCHOUGOV, age 40, has acted as our President, Treasurer and sole Director since our incorporation on March 26, 2013. Mr. Baltchougov has been an independent marketing consultant since 2004. He graduated from Confederation College in 1993, with a focus in IT. Mr. Baltchougov's experience as a marketing consultant and desire to operate the Company have led to our conclusion that Mr. Baltchougov should be serving as a member of our board of directors in light of our business and structure.

During the past ten years, Mr. Baltchougov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Baltchougov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Baltchougov's involvement in any type of business, securities or banking activities.

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
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Iouri Baltchougov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on March 26, 2013 until April 30, 2013:

SUMMARY COMPENSATION TABLE

Name and                                                             Non-Equity       Nonqualified
Principal                                      Stock     Option    Incentive Plan      Deferred         All Other
Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------       ----     ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Iouri          From       -0-        -0-        -0-        -0-           -0-              -0-               -0-          -0-
Baltchougov,   March 26,
President,     2013
Treasurer      April 30,
and            2013
Secretary

There are no current employment agreements between the company and its officers.

Mr. Baltchougov currently devotes approximately twelve hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2013:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Iouri          -0-         -0-         -0-             -0-              -0-              -0-           -0-
Baltchougov

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Iouri Baltchougov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 22, 2013, we issued a total of 3,500,000 shares of restricted common stock to Iouri Baltchougov, our sole officer and director in consideration of $3,500. Further, Mr. Baltchougov has advanced funds to us. As of April 23, 2013, Mr. Baltchougov advanced us $3,700. Mr. Baltchougov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Baltchougov. Mr. Baltchougov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Baltchougov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Baltchougov or the repayment of the funds to Mr. Baltchougov. The entire transaction was oral. Mr. Baltchougov is providing us office space free of charge and we have a verbal agreement with Mr. Baltchougov that, if necessary, he will loan the company funds to complete the registration process.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                 Name and Address of         Amount and Nature of
Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------

Common Stock      Iouri Baltchougov          3,500,000 shares of         100%
                  83 Ducie Street,           common stock (direct)
                  Manchester, M1 2JQ, UK

All officers and                             3,500,000 shares of         100%
directors (1 person)                         common stock


(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of April 22, 2013, there were 3,500,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Mobile Lads Corp. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Iouri Baltchougov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Baltchougov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Baltchougov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Baltchougov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Baltchougov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Baltchougov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Mobile Lads Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Mobile Lads Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Mobile Lads Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and

     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Mobile Lads Corp." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 22, 2013, there were 3,500,000 shares of our common stock issued and outstanding those were held by two registered stockholder of record and no shares of preferred stock issued and outstanding. Our Sole officer and Director, Iouri Baltchougov owns 3,500,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents: a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by her or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by her or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by her or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by her as a Director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Mobile Lads Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Thomas J Harris CPA, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J Harris CPA has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is Apr 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Thomas J Harris CPA

Our financial statements from inception to April 30, 2013, immediately follow:

                                MOBILE LADS CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                 APRIL 30, 2013

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of April 30, 2013                                          F-2

Statement of Operations for the period from March 26, 2013
(Date of Inception) to April 30, 2013                                       F-3

Statement of Stockholders' Equity as of April 30, 2013                      F-4

Statement of Cash Flows for the period from March 26, 2013
(Date of Inception) to April 30, 2013                                       F-5

Notes to the Financial Statements                                           F-6

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050

               INDEPENDENT AUDITOR' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Mobile Lads Corp.

REPORT ON THE FINANCIAL STATEMENTS
We have audited the accompanying financial statements of Mobile Lads Corp. which comprise the balance sheet as of April 30, 2013, and the related statements of income, stockholders' equity and cash flows for the year then ended, and the related notes to the financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR'S RESPONSIBILITY
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Lads Corp. as of April 30, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #7 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Thomas J. Harris
------------------------------
Seattle, Washington
May 21, 2013

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF APRIL 30, 2013

                                                                  April 30, 2013
                                                                  --------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $  6,900
                                                                     --------
Total Current Assets                                                    6,900
                                                                     --------

Total Assets                                                         $  6,900
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                 $  3,800
  Accrued Expenses                                                      7,000
                                                                     --------
Total Liabilities                                                      10,800
                                                                     --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,500,000 shares issued and outstanding                              3,500
  Additional paid in capital                                               --
  Deficit accumulated during the development stage                     (7,400)
                                                                     --------
Total Stockholders' Equity                                             (3,900)
                                                                     --------

Total Liabilities and Stockholders' Equity                           $  6,900
                                                                     ========


                 See accompanying notes to financial statements.

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM MARCH 26, 2013 (INCEPTION) TO APRIL 30, 2013

                                                             For the period from
                                                                March 26, 2013
                                                                (Inception) to
                                                                April 30, 2013
                                                                --------------


REVENUES                                                         $         0
                                                                 -----------

OPERATING EXPENSES
  Business Licenses and Permits                                          400
  Professional fees                                                    7,000
                                                                 -----------

TOTAL OPERATING EXPENSES                                               7,400
                                                                 -----------

NET LOSS FROM OPERATIONS                                              (7,400)

PROVISION FOR INCOME TAXES                                                 0
                                                                 -----------

NET LOSS                                                         $    (7,400)
                                                                 ===========

NET LOSS PER SHARE: BASIC AND DILUTED                            $     (0.00)
                                                                 ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 3,500,000
                                                                 ===========


                 See accompanying notes to financial statements.

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM MARCH 26, 2013 (INCEPTION) TO APRIL 30, 2013

                                                                            Deficit
                                                                          Accumulated
                                       Common Stock         Additional    during the        Total
                                   --------------------      Paid-in      Development    Stockholders'
                                   Shares        Amount      Capital         Stage          Equity
                                   ------        ------      -------         -----          ------
Inception, March 26, 2013               --     $      --     $     -       $      --      $      --

Shares issued for cash at
 $0.001 per share                3,500,000         3,500           --             --          3,500

Net loss for the year ended
 April 30, 2013                         --            --           --         (7,400)        (7,400)
                                 ---------     ---------     --------      ---------      ---------

Balance, April 30, 2013          3,500,000     $   3,500     $     --      $  (7,400)     $  (3,900)
                                 =========     =========     ========      =========      =========


                 See accompanying notes to financial statements.

                               MOBILE LADS CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM MARCH 26, 2013 (INCEPTION) TO APRIL 30, 2013

                                                                  For the period
                                                                   from March 26
                                                                  (Inception) to
                                                                  April 30, 2013
                                                                  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                            $(7,400)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Accrued Expenses                                                  7,000
  Changes in assets and liabilities:
                                                                     -------
CASH FLOWS USED IN OPERATING ACTIVITIES                                 (400)
                                                                     -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                   3,500
  Loans from director                                                  3,800
                                                                     -------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                            7,300
                                                                     -------

NET INCREASE IN CASH                                                   6,900

Cash, beginning of period                                                  0
                                                                     -------

CASH, END OF PERIOD                                                  $ 6,900
                                                                     =======

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                      $     0
                                                                     =======
  Income taxes paid                                                  $     0
                                                                     =======


                 See accompanying notes to financial statements.

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Mobile Lads Corp. (the "Company" or "Mobile Lads") was incorporated under the laws of the State of Nevada on March 26, 2013. We are a development stage company and our business is distribution of redemption machines.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,900 of cash as of April 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2013


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 4 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Mobile Lads Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 5 - LOAN FROM DIRECTOR

Director loaned $3,800 to the Company for business operations. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $3,800 as of April 30, 2013.

NOTE 6 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 19, 2013, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of April 30, 2013.

                                MOBILE LADS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2013


NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - INCOME TAXES

As of April 30, 2013, the Company had net operating loss carry forwards of approximately $7,400 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                               April 30, 2013
                                                               --------------
Federal income tax benefit attributable to:
  Current Operations                                              $ 2,516
  Less: valuation allowance                                        (2,516)
                                                                  -------
Net provision for Federal income taxes                            $     0
                                                                  =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                               April 30, 2013
                                                               --------------
Deferred tax asset attributable to:
  Net operating loss carryover                                    $ 2,516
  Less: valuation allowance                                        (2,516)
                                                                  -------
                                                                  $     0
Net deferred tax asset                                            =======


Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $7,400 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        3,000,000 SHARES OF COMMON STOCK

                                MOBILE LADS CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2013, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                            $   12.28
      Auditor Fees and Expenses                       $3,500.00
      Legal Fees and Expenses                         $2,500.00
      EDGAR fees                                      $  500.00
      Transfer Agent Fees                             $1,500.00
                                                      ---------
      TOTAL                                           $8,012.28
                                                      =========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Mobile Lads Corp.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mobile Lads Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On April 22, 2013, Mobile Lads Corp. offered and sold 3,500,000 share of common stock to our sole officer and director, Iouri Baltchougov, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Mobile Lads Corp. made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                         Description of Exhibit
------                         ----------------------

3.1         Articles of Incorporation of the Registrant
3.2         Bylaws of the Registrant
5.1         Opinion re:  Legality and Consent of Counsel
10.1        Loan Agreement
23.1        Consent of Thomas J Harris CPA
23.2        Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in
            Exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manchester, UK, July 1, 2013.

                                    MOBILE LADS CORP.


                                    By: /s/ Iouri Baltchougov
                                       ----------------------------------------
                                    Name:  Iouri Baltchougov
                                    Title: President, Treasurer and Secretary
                                           (Principal Executive, Financial and
                                           Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                                    Title                               Date
     ---------                                    -----                               ----

/s/ Iouri Baltchougov              President, Treasurer, Secretary and            July 1, 2013
------------------------------     Director
Iouri Baltchougov                  (Principal Executive, Financial and
                                   Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
Number                         Description of Exhibit
------                         ----------------------

3.1         Articles of Incorporation of the Registrant
3.2         Bylaws of the Registrant
5.1         Opinion re:  Legality and Consent of Counsel
10.1        Loan Agreement
23.1        Consent of Thomas J Harris CPA
23.2        Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in
            Exhibit 5.1)